Exhibit 99.1

1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR15-05	May 12, 2015

International Tower Hill Mines Appoints David Cross

as Chief Financial Officer

Vancouver, British Columbia, May 12, 2015 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH) (NYSE-MKT: THM) is pleased to announce that Mr. David A. Cross, CPA, CGA, has been retained under contract to serve as the Chief Financial Officer (CFO) of the Company, effective May 11, 2015. Mr. Cross will remain a partner in the firm of Cross Davis & Company LLP, Certified General Accountants, which has also been retained to provide corporate accounting support to the Company.

Tom Irwin, CEO, said “David worked on our corporate file several years ago and comes with a strong background of relevant experience and skills which are well suited to this stage of the Company’s business. I look forward to working with him to continue to advance the Livengood Gold Project.”

Mr. Cross’ past experience consists of officer, director and senior management positions, including five years at Davidson & Company LLP Chartered Accountants where he spent time as a Manager, a member of their Technical Accounting Committee and a member of their IFRS Committee. He is also the CFO of several other junior mineral exploration companies. Mr. Cross holds a BCIT diploma in Financial Management and is a Chartered Professional Accountant and Certified General Accountant.

Cross Davis & Company LLP, Certified General Accountants focuses on providing accounting, management services and guidance related to accounting policies, corporate governance and financial regulatory requirements for publicly listed companies reporting under both IFRS and US GAAP.

ITH is also pleased to announce that it has expanded Ms. Debbie L. Evans’ responsibilities and title to include Corporate Controller for ITH as well her current position as Controller for Tower Hill Mines, Inc. the U.S. operating subsidiary of the Company in Alaska, with responsibility for accounting, budgeting and human resource functions.

Tom Irwin, CEO, said “Debbie is already a key member of the Livengood Gold Project Team and with her accounting experience at successful Alaska mines she will continue to add value to the Company’s financial reporting and compliance functions. We are fortunate to have her as part of the team.”

Ms. Evans has 20 years of experience in the mine controller and mine accounting positions. Prior to joining the Company in January, 2011, Ms. Evans was the Controller for the Kensington Mine operated by Coeur Alaska Inc., and prior to that, Ms. Evans was the Controller at the Fort Knox Mine and Chief Accountant for the East Boulder Mine in Big Timber, Montana. Prior to that, she held senior accounting positions at the Stillwater, Round Mountain and ASARCO Mines.

Ms. Evans has a B.Sc. Business Management Degree from Lewis Clark State College, Lewiston, Idaho.

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About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls 100% of the Livengood Gold Project that contains 15.7 M oz. of gold (807 MT at 0.61 g/t) measured & indicated and 4.4 M oz. (266 MT at 0.52 g/t) inferred, all at a 0.30 g/t gold cutoff, located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin

Chief Executive Officer

Contact Information: Rick Solie, Manager - Investor Relations

E-mail: rsolie@ithmines.com

Direct line: 907-328-2825 Toll-Free: 1-855-428-2825

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the ability of the Company to advance the Livengood Project, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the September 2013 feasibility study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and certain Canadian Securities Commissions, and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood property.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 27, 2010 (the “CIM Standards”) as they may be amended from time to time by the CIM.

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United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.

Mineral resources which are not mineral reserves do not have demonstrated economic viability, and investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. The preliminary assessments on the Livengood Project are preliminary in nature and include “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that such inferred mineral resources at the Livengood Project will ever be realized. Further, it cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.